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                                                                      EXHIBIT 1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13-d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Universal Technical Institute, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned being duly authorized, hereby execute this Agreement on this 6th day of February 2004.


                                           WORLDWIDE TRAINING GROUP, LLC


                                           By:  PENSKE CAPITAL PARTNERS, L.L.C.
                                           Its:  Managing Member


                                           By: /s/ James A. Hislop
                                                  James A. Hislop
                                           Its:  President


                                           PENSKE CAPITAL PARTNERS, L.L.C.


                                           By:  /s/ James A. Hislop
                                                 James A. Hislop
                                           Its:   President